Exhibit 10.4

AMENDMENT NUMBER THREE TO AMENDED
AND RESTATED CREDIT AGREEMENT, WAIVER AND EXTENSION

THIS AMENDMENT NUMBER THREE TO AMENDED AND RESTATED CREDIT AGREEMENT, WAIVER AND EXTENSION (this “Amendment”), dated as of June 28, 2011, is entered into by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each as a “Lender”, and, collectively, the “Lenders”), WELLS FARGO CAPITAL FINANCE, INC., a California corporation, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), HAWAIIAN HOLDINGS, INC., a Delaware corporation (“Parent”), and HAWAIIAN AIRLINES, INC., a Delaware corporation (“Borrower”), and in light of the following:

W I T N E S S E T H

WHEREAS, Parent, Borrower, Lenders, and Agent are parties to that certain Amended and Restated Credit Agreement, dated as of December 10, 2010 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Parent, Borrower, and Agent are parties to that certain Amended and Restated Security Agreement, dated as of December 10, 2010 (as amended, restated, supplemented, or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, Borrower and Agent are parties to that certain Amended and Restated Engine and Spare Parts Security Agreement, dated as of December 10, 2010 (as amended, restated, supplemented, or otherwise modified from time to time, the “Engine and Spare Parts Security Agreement”);

WHEREAS, Borrower has informed Agent and the Lenders that it intends to prepay certain capital leases (the “Designated Prepayments”);

WHEREAS, Borrower has informed Agent and the Lenders that it intends to purchase an additional Engine manufactured by Rolls-Royce Deutschland Ltd & Co KG with manufacturer’s serial number 13452 and model number BR700-715-A1-30 (the “Designated Engine”);

WHEREAS, (a) pursuant to Section 6.7 of the Credit Agreement, Borrower is required to provide Agent with 15 days prior written notice of the Designated Prepayments (the “Notice of Prepayment Requirement”) only to the extent that such prepayments are not being made in connection with Refinancing Indebtedness permitted by Section 6.1 of the Credit Agreement, (b) pursuant to Section 4.6 of the Engine and Spare Parts Security Agreement, Borrower is required to provide Agent with at least 30 days prior notice before subjecting to the Security Interest (as such term is defined in the Engine and Spare Parts Security Agreement) and Lien of the Engine and Spare Parts Security Agreement the Designated Engine (the “Notice of Designated Engine Requirement”), and (c) pursuant to Section 4.6 of the Engine and Spare Parts Security Agreement and Section 6(n)(i) of the Security Agreement, Borrower is required to execute and deliver to Agent the documents listed in such sections (the “Designated Engine Deliverables”) in respect of the Designated Engine by the time periods listed therein (the “Designated Engine Deliverables Deadline”);

WHEREAS, Borrower has requested that Agent and the undersigned Lenders (a) waive the Notice of Prepayment Requirement, (b) waive the Notice of Designated Engine Requirement, (c) consent to the extension of the Designated Engine Deliverables Deadline to the date that is 30 days after the date when Borrower acquires the Designated Engine, and (d) make certain other amendments to the Credit Agreement; and

WHEREAS, upon the terms and conditions set forth herein, Agent and the undersigned Lenders are willing to accommodate Borrower’s requests.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Defined Terms.  All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement (including Schedule 1.1 thereto), as amended hereby.

2.             Amendments to Credit Agreement.

(a)           Schedule 1.1 of the Credit Agreement is hereby amended and modified by amending and restating, or adding (as applicable) the following definitions in the appropriate alphabetical order:

““ACME” means Airline Contract Maintenance and Equipment, Inc., a Delaware corporation.”

““EBITDA” means, with respect to any fiscal period, Parent’s and its Subsidiaries’ consolidated net earnings (or loss), minus extraordinary gains, interest income, net fair value decrease (or increase) in jet fuel Hedging Agreements that did not qualify as hedges as defined in the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 133, and, to the extent not reported or classified as depreciation or amortization expense, amortization of favorable maintenance contracts, accretion of unfavorable real estate leases, accretion of unfavorable aircraft leases, amortization of favorable aircraft leases, and accretion of unfavorable engine leases, plus, without duplication, non-cash extraordinary losses, non-cash Stock option expenses, interest expense, income taxes, depreciation and amortization, and charges resulting from the early termination of leases for Borrower’s lease of its fifteen (15) Boeing 717 Aircraft to the extent incurred during June of 2011 and in an aggregate amount not to exceed $70,000,000, in each case, for such period, as determined in accordance with GAAP.”

““Permitted Fundamental Changes” means (i) so long as no Default or Event of Default has occurred and is continuing or would result thereform, any merger or consolidation between or among Loan Parties, provided that (y) Borrower must be the surviving entity of any such merger or consolidation to which it is a party and (z) no merger or consolidation may occur between or among Parent and any other Loan Party, (ii) any merger or consolidation between or among Loan Parties (other than Parent) and Subsidiaries of Parent that are not Loan Parties so long as (y) a Loan Party is the surviving entity of any such merger or consolidation and (z) no Event of Default has occurred and is continuing or would result from such merger or consolidation, (iii) any merger or consolidation between or among Subsidiaries of Parent that are not Loan Parties, provided, that (y) if any involved Subsidiary is organized under the laws of the United States, any state thereof, or the District of Columbia, the survivor of such merger or consolidation must also be organized under the laws of the United States, any state thereof, or the District of Columbia) and (z) if the Stock (or any portion thereof) of any involved Subsidiary is subject to a Lien in favor of Agent, the Stock of the surviving Subsidiary of the merger or consolidation must be subject to a Lien in favor of Agent, (iv) the liquidation, winding up, or dissolution of a Subsidiary of Parent that is not a Loan Party (other than any such Subsidiary the Stock of which (or any portion thereof) is subject to a Lien in favor of Agent, unless the assets of such liquidating, winding up, or dissolving Subsidiary are transferred to (y) a Loan Party (other than Parent) or (z) another Subsidiary of Parent the Stock of which is subject to a Lien in favor of Agent (provided, that if the liquidating, winding up, or dissolving Subsidiary is organized under the laws of the United States, any state thereof, or the District of Columbia, the Subsidiary to which such assets are transferred must also be organized under the laws of the United States, any state thereof, or the District of Columbia)) so long as all of the assets of such liquidating, winding up, or dissolving Subsidiary are transferred to a Subsidiary of Parent that is not liquidating, winding up, or dissolving, or (v) so long as no Event of Default has occurred and is continuing or would result therefrom, transfers of assets between Borrower and ACME to the extent that Borrower has obtained each consent or waiver under any agreement to which Borrower is a party (other than the Loan Documents) that is required in order to permit such transfer or assignment thereunder; provided, however, that in no event shall the transfer of (I) any Aircraft, Engines, Spare Parts, or other assets as to which the perfection of a security interest therein would require the filing or recording of documents with the FAA and the International Registry, or (II) any Real Property, Copyrights (as such term is defined in the Security Agreement), Trademarks (as such term is defined in the Security Agreement), Patents (as such term is defined in the Security Agreement), Commercial Tort Claims, or other assets as to which the perfection of a Lien therein would require the filing or recording of documents with public offices other than public offices where Uniform Commercial Code financing statements are filed, unless, solely in the case of this clause (II), such Loan Party makes any filings required or reasonably requested by Agent under the Loan Documents to perfect Agent’s Lien in such assets, in the case of each of clauses (I) and (II), constitute a Permitted Fundamental Change.”

““Specified Contracts” means the maintenance and service contracts with respect to Aircraft, Engines, and Spare Parts owned, leased, or operated by Borrower to which Borrower is a party.”

““Third Amendment” means that certain Amendment Number Three to Amended and Restated Credit Agreement, dated as June 28, 2011, by and among Parent, Borrower, Agent and the Lenders.”

(b)           The definition of “Permitted Disposition” contained in Schedule 1.1 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (u) of such section, (ii) replacing the period at the end of clause (v) of such section with “, and”, and (iii) adding the language below immediately after the end of clause (v) of such section:

“(w)        so long as no Event of Default has occurred and is continuing or would result therefrom, transfers of assets between Borrower and ACME to the extent that Borrower has obtained each consent or waiver under any agreement to which Borrower is a party (other than the Loan Documents) that is required in order to permit such transfer or assignment thereunder; provided, however, that in no event shall the transfer of (I) any Aircraft, Engines, Spare Parts, or other assets as to which the perfection of a security interest therein would require the filing or recording of documents with the FAA and the International Registry, or (II) any Real Property, Copyrights (as such term is defined in the Security Agreement), Trademarks (as such term is defined in the Security Agreement), Patents (as such term is defined in the Security Agreement), Commercial Tort Claims, or other assets as to which the perfection of a Lien therein would require the filing or recording of documents with public offices other than public offices where Uniform Commercial Code financing statements are filed, unless, solely in the case of this clause (II), such Loan Party makes any filings required or reasonably requested by Agent under the Loan Documents to perfect Agent’s Lien in such assets, in the case of each of clauses (I) and (II), constitute a Permitted Disposition.”

(c)           The definition of “Permitted Indebtedness” contained in Schedule 1.1 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (s) of such section, (ii) replacing the period at the end of clause (t) of such section with “, and”, and (iii) adding the language below immediately after the end of clause (t) of such section:

“(u)         Indebtedness consisting of limited recourse guarantees by ACME with respect to Indebtedness of Borrower permitted pursuant to clause (c) of this definition of Permitted Indebtedness, so long as the recourse of the beneficiaries of such guarantees with respect thereto is limited to ACME’s right, title, and interest in the Specified Contracts assigned by Borrower to ACME, including the warranties and related rights associated with Aircraft and Engines that are the subject of the Indebtedness of Borrower that is guaranteed pursuant to the terms of such limited recourse guarantees.”

(d)           The definition of “Permitted Intercompany Advances” contained in Schedule 1.1 of the Credit Agreement is hereby amended by amended and restating such definition in its entirety as follows:

““Permitted Intercompany Advances” means unsecured loans or advances or capital contributions (a) from Parent or Borrower to any Subsidiary of Parent or any Subsidiary of Borrower that is a Loan Party, (b) from ACME to Borrower, (c) from any of Borrower’s Subsidiaries to Borrower, (d) from any

Subsidiary of Borrower that is not a Loan Party to any other Subsidiary of Borrower, or (e) a Loan Party to a Subsidiary of Borrower that is not a Loan Party so long as (i) the amount of such loans or advances or capital contributions does not exceed $1,000,000 in any fiscal year, (ii) no Event of Default has occurred and is continuing or would result therefrom, and, (iii) for each of clauses (a), (b), (c), (d) or (e) above, any party that is owed money from a Loan Party in such transaction has executed an Intercompany Subordination Agreement.”

(e)           The definition of “Permitted Liens” contained in Schedule 1.1 of the Credit Agreement is hereby amended by (i) deleting the word “and” in clause (w) of such section, (ii) replacing the period at the end of clause (x) of such section with the language “, and”, and (iii) adding the language below immediately after the end of clause (x) of such section:

“(y)         Liens granted by ACME on ACME’s right, title, and interest in the Specified Contracts assigned by Borrower to ACME, including the warranties and related rights associated with Aircraft and Engines that are the subject of the Indebtedness of Borrower that is guaranteed pursuant to the terms of such Indebtedness permitted pursuant to clause (u) of the definition of Permitted Indebtedness, to the extent that such Liens secure the Indebtedness of ACME permitted pursuant to clause (u) of the definition of Permitted Indebtedness;”

(f)            Section 6.9 of the Credit Agreement is hereby amending by amending and restating such section in its entirety as follows:

“6.9         Distributions.       Other than Permitted Distributions, make any distribution or other payment on account of, or declare or pay any dividend (in cash or other property, other than Stock) on (or to the direct or indirect holders of Stock issued by Borrower or any other Subsidiary of Parent in their capacity as such), or purchase, acquire, redeem, or retire, any Stock issued by Borrower or any other Subsidiary of Parent, of any class, whether now or hereafter outstanding. For the avoidance of doubt, this Section 6.9 does not restrict Parent from making Permitted Redemptions or Permitted Conversions.”

(g)           Section 6.10 of the Credit Agreement is hereby amending by amending and restating such section in its entirety as follows:

“6.10       Accounting Methods.          Modify or change its fiscal year (other than as may be required to comply with GAAP and any other change so long as each of the Loan Parties maintains the same fiscal year) or its method of accounting (other than as may be required to conform to GAAP).”

(h)           Section 6.12 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (e) of such section, (ii) replacing the period at the end of clause (f) of such section with “, and”, and (iii) adding the language below immediately after the end of clause (f) of such section:

“(g)         transactions among Borrower, ACME, or any of their respective Subsidiaries that are Loan Parties which are expressly permitted by Sections 6.1, 6.2, 6.3, and 6.4.”

3.             Waiver and Extension.  Anything in the Credit Agreement, the Security Agreement, and the Engine and Spare Parts Security Agreement to the contrary notwithstanding, and subject to the satisfaction or waiver of the conditions precedent set forth in Section 4 hereof, Agent and the undersigned Lenders hereby (a) waive the Notice of Prepayment Requirement so long as, with respect to the Designated Prepayments, Borrower has complied with each of the requirements of Section 6.7 of the Credit Agreement (other than the requirement that the written notice that Borrower provides to Agent be given 15 days prior to any such Designated Prepayments described in clause (b) of the definition of Permitted Prepayment, to the extent such prepayments are not being made in connection with Refinancing Indebtedness permitted by Section 6.1 of the Credit Agreement), (b) waive the Notice of Designated Engine Requirement, and (c) consent to the extension of the Designated Engine Deliverables Deadline to the date that is 30 days after the date when Borrower acquires the Designated Engine; provided, however, nothing herein, nor any communications among Parent, Borrower, any Guarantor, Agent, or any Lender, shall be deemed a waiver with respect to any Events of Default, or any future failure of Parent, Borrower or any Guarantor to comply fully with any provision of the Credit Agreement or any provision of any other Loan Document, and in no event shall this waiver be deemed to be a waiver of enforcement of any of Agent’s or Lenders’ rights or remedies under the Credit Agreement and the other Loan Documents, at law (including under the Code), in equity, or otherwise including, without limitation, the right to declare all Obligations immediately due and payable pursuant to Section 9.1 of the Credit Agreement, with respect to any Defaults or Events of Default now existing or hereafter arising.  Except as expressly provided herein, Agent and each Lender hereby reserves and preserves all of its rights and remedies against Parent, Borrower and any Guarantor under the Credit Agreement and the other Loan Documents, at law (including under the Code), in equity, or otherwise including, without limitation, the right to declare all Obligations immediately due and payable pursuant to Section 9.1 of the Credit Agreement.  The failure of Borrower to deliver to Agent the Designated Engine Deliverables within the applicable time frame set forth above shall constitute an immediate Event of Default.

4.             Conditions Precedent to Amendment. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of the Amendment (the first date upon which all such conditions have been satisfied, the “Amendment Effective Date”):

(a)           Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b)           Agent shall have received the reaffirmation and consent of each Guarantor attached hereto as Exhibit A, duly executed and delivered by an authorized officer of each Guarantor.

(c)           Agent shall have received a certificate from the Secretary of ACME (i) attesting to the resolutions of ACME’s Board of Directors authorizing its execution, delivery and performance of the Loan Documents to which ACME is a party, (ii) authorizing specific officers of ACME to execute the same, (iii) attesting to the incumbency and signatures of such specific officers of ACME, (iv) certifying as to the Governing Documents, as amended, modified, or supplemented to the date of this Amendment of ACME, and attaching certified copies of such Governing Documents, (v) certifying as to a certificate of status with respect to ACME, dated within 10 days of the date of this Amendment, such certificate to be issued by the appropriate officer of the jurisdiction of organization of ACME, which certificate shall indicate that ACME is in good standing in such jurisdiction, and (vi) certifying as to certificates of status with respect to ACME, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of ACME) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that ACME is in good standing in such jurisdictions.

(d)           Agent shall have received an opinion of counsel from Borrower’s counsel, including from counsel qualified to practice law in the state in which ACME is organized, in form and substance satisfactory to Agent;

(e)           Agent shall have received evidence that appropriate financing statements have been duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent’s Liens in and to the assets of ACME;

(f)            Agent shall have received a Pledged Interests Addendum (as defined in the Security Agreement) with respect to all of the shares of Stock issued by ACME, in form and substance satisfactory to Agent, duly executed and delivered by Parent and in full force and effect, together with all certificates representing all of the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank;

(g)           Agent shall have received a Joinder (as defined in the Security Agreement), in form and substance satisfactory to Agent and in full force and effect, duly executed and delivered by ACME, together with supplements to the schedules to the Security Agreement in form and substance satisfactory to Agent;

(h)           Agent shall have received an amended and restated general continuing guaranty, in form and substance satisfactory to Agent and in full force and effect, duly executed and delivered by Parent and ACME;

(i)            Agent shall have received a joinder to the Intercompany Subordination Agreement, in form and substance satisfactory to Agent and in full force and effect, duly executed and delivered by ACME;

(j)            Agent shall have received a certificate from an officer of Borrower certifying that the Designated Prepayments are permitted under Section 6.7 of the Credit Agreement (other than the condition that Borrower provide Agent with 15 days prior written notice of any such Designated Prepayments described in clause (b) of the definition of Permitted Prepayment, only to the extent that any such prepayments are not being made in connection with Refinancing Indebtedness permitted by Section 6.1 of the Credit Agreement).

(k)           The representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(l)            No Default or Event of Default shall have occurred and be continuing.

(m)          Borrower shall pay concurrently herewith all fees, costs, expenses and taxes then payable pursuant to Section 17.10 of the Credit Agreement, so long as Agent has provided written notice to Borrower of the amount thereof on or before the date of this Amendment.

5.             Representations and Warranties. Each of Parent and Borrower hereby represents and warrants to Agent and the Lenders as follows:

(a)           It (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change, (iii) is duly qualified to do business as a foreign corporation in good standing in each state in which it has intrastate Routes or has its principal office or a major overhaul facility except, in each case, where failure to be so qualified would not have a material adverse effect on the Borrower or its business, and (iv) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Amendment and to carry out the transactions contemplated hereby.

(b)           The execution, delivery, and performance by it of this Amendment (i) has been duly authorized by all necessary action on the part of such Person, and (ii) does not and will not (A) violate any material provision of federal, state, or local law or regulation applicable to such Person or its Subsidiaries, the Governing Documents of such Person or its Subsidiaries, or any material order, judgment, or decree of any court or other Governmental Authority binding on such Person, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of such Person or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (C) require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than notices and filings as may be required under the Securities Exchange Act of 1934, as amended, (D) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such

Person, other than Permitted Liens, or (E) require any approval of such Person’s interestholders or any approval or consent of any Person under any Material Contract of such Person, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.

(c)           This Amendment has been duly executed and delivered by such Person.  This Amendment and each Loan Document to which such Person is a party is the legally valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(d)           No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against Parent, Borrower, or any Guarantor.

(e)           No Default or Event of Default has occurred and is continuing, and no condition exists which constitutes a Default or an Event of Default.

(f)            The representations and warranties of such Person in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(g)           This Amendment has been entered into without force or duress, of the free will of such Person, and the decision of such Person to enter into this Amendment is a fully informed decision and such Person is aware of all legal and other ramifications of such decision.

(h)           It has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder.

6.             Covenant. Borrower hereby covenants and agrees that, on or prior to the date that is 30 days after the date of this Amendment, the Loan Parties shall deliver to Agent certificates of insurance, together with the endorsements thereto, as are required by Section 5.6 of the Credit Agreement, the form and substance of which shall be satisfactory to Agent.  The failure to comply with the covenant set forth in this Section 6 within the applicable time frame set forth below shall constitute an immediate Event of Default.

7.             Payment of Costs and Fees.  Borrower agrees to pay all Lender Group Expenses in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto.

8.             Release.

(a)           Each of Parent, Borrower and each other Guarantor hereby acknowledge and agrees that as of June 28, 2011, the aggregate outstanding principal amount of the Advances under the Credit Agreement was $97,315.00 and that such principal amount is payable pursuant to the Credit Agreement as modified hereby without defense, offset, withholding, counterclaim, or deduction of any kind. Parent and each other Guarantor hereby acknowledges, confirms and reaffirms (i) that all of such principal amount constitutes Guarantied Obligations (as defined in the Guaranty), and (ii) all obligations owing by it to the Lender Group under any Loan Document to which it is a party, in each case, are unconditionally owing by it to the Agent, without offset, defense, withholding, counterclaim, or deduction of any kind, nature, or description whatsoever.

(b)           Effective on the date hereof, each of Borrower and each Guarantor, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges Agent and each Lender, each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom any member of the Lenders would be liable if such persons or entities were found to be liable to Borrower or such Guarantor (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforseen, past or present, liquidated or unliquidated, suspected or unsuspected, which Borrower or such Guarantor ever had from the beginning of the world to the date hereof, now has, or might hereafter have against any such Releasee which Claims relate, directly or indirectly, to any act or omission by any Releasee that occurred on or prior to the date of this Amendment and relate, directly or indirectly, to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents, except for the duties and obligations set forth in this Amendment or the Loan Documents.  As to each and every Claim released hereunder, each of Borrower and each Guarantor hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

As to each and every Claim released hereunder, each of Borrower and each Guarantor also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each of Borrower and each Guarantor acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Each of Borrower and each Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)           Each of Borrower and each Guarantor, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to the above release.  Each of Borrower and each Guarantor further agrees that it shall not dispute the validity or enforceability of the

Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Agent’s Lien on any item of Collateral under the Credit Agreement or the other Loan Documents.  If Borrower, any Guarantor or any of their respective successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

9.             Choice of Law and Venue; Jury Trial Waiver.

(a)           THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)           THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AMENDMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH OF PARENT AND BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 9(b).

(c)           TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF PARENT AND BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH OF PARENT AND BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)           EACH OF PARENT AND BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS  LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AMENDMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

10.           Counterpart Execution.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

11.           Effect on Loan Documents.

(a)           The Credit Agreement, as amended hereby, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects.  The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect.  The amendments, consents, waivers and modifications set forth herein are limited to the specified hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further or other matter under the Loan Documents and shall not be construed as an indication that any future waiver of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver which may hereafter be requested by Borrower remains in the sole and absolute discretion of the Agent and the Lenders.

(b)           Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c)           This Amendment is a Loan Document.

(d)           Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.  The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Amendment refer to this Amendment as a whole and not to any particular provision of this Amendment.  Section, subsection, clause, schedule, and exhibit references herein are to this Amendment unless otherwise specified.  Any reference in this Amendment to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

12.           Entire Agreement.  This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the matters amended hereby and supersedes any and all prior or contemporaneous amendments or understandings with respect to the matters amended hereby, whether express or implied, oral or written.

13.           Reaffirmation of Obligations.  Each of Parent and Borrower hereby reaffirms its obligations under each Loan Document to which it is a party.  Each of Parent and Borrower hereby further ratifies, reaffirms, acknowledges, agrees, and confirms the validity and enforceability of all of the Liens and security interests granted, pursuant to and in connection with the Security Agreement or any other Loan Document, to Agent, as collateral security for the Obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such Obligations, continue to be and remain collateral for such Obligations from and after the date hereof.

14.           Ratification.  Each of Parent and Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as amended hereby.

15.           Severability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

HAWAIIAN HOLDINGS, INC., a Delaware corporation, as Parent

By:	/s/ Peter Ingram
Name:	Peter Ingram
Title:	Executive Vice President

HAWAIIAN AIRLINES, INC., a Delaware corporation, as Borrower

By:	/s/ Peter Ingram
Name:	Peter Ingram
Title:

[SIGNATURE PAGE TO AMENDMENT NUMBER THREE TO
AMENDED AND RESTATED CREDIT AGREEMENT, WAIVER AND EXTENSION]

WELLS FARGO CAPITAL FINANCE, INC.,
a California corporation, as Agent and as a Lender

By:	/s/ Amelie Yehros
Name:	Amelie Yehros
Title:	SVP

[SIGNATURE PAGE TO AMENDMENT NUMBER THREE TO
AMENDED AND RESTATED CREDIT AGREEMENT, WAIVER AND EXTENSION]

BANK OF HAWAII, as a Lender

By:	/s/ Edward Chin
Name:	Edward Chin
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NUMBER THREE TO
AMENDED AND RESTATED CREDIT AGREEMENT, WAIVER AND EXTENSION]

BURDALE CAPITAL FINANCE, INC., as a Lender

By:	/s/ Antimo Barbieri
Name:	Antimo Barbieri
Title:	Director

/s/ Steven Sanicola
Steven Sanicola
Director

[SIGNATURE PAGE TO AMENDMENT NUMBER THREE TO
AMENDED AND RESTATED CREDIT AGREEMENT, WAIVER AND EXTENSION]

Exhibit A

REAFFIRMATION AND CONSENT

All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Amended and Restated Credit Agreement, dated as of December 10, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter as a “Lender” and, collectively, the “Lenders”), WELLS FARGO CAPITAL FINANCE, INC., a California corporation, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), HAWAIIAN HOLDINGS, INC., a Delaware corporation (“Parent”), and HAWAIIAN AIRLINES, INC., a Delaware corporation (“Borrower”).  Reference is made to that certain Amendment Number Three to Amended and Restated Credit Agreement, dated as of June 28, 2011 (the “Amendment”), by and among Parent, Borrower, Agent and the Lenders signatory thereto.  The undersigned Guarantor hereby (a) represents and warrants to the Agents and the Lenders that the execution, delivery, and performance of this Reaffirmation and Consent (i) are within its powers, (ii) have been duly authorized by all necessary action, (iii) do not and will not (A) violate any material provision of federal, state or local law or regulation applicable to it, the Governing Documents of it, or any material order, judgment or decree of any court or other Governmental Authority binding on it or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of such Guarantor except to the extent such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (C) require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than notices and filings as may be required under the Securities Exchange Act of 1934, as amended, (D) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (E) require any approval of its interestholders or any approval or consent of any Person under any Material Contract of such Guarantor, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change; (b) consents to the amendment of the Credit Agreement as set forth in the Amendment and any waivers granted therein, and agrees to the terms of the release set forth in Section 8 thereof; (c) acknowledges, ratifies, and reaffirms its obligations owing to the Agent and the Lenders under any Loan Document to which it is a party; (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect, as amended by the Amendment; and (e) reaffirms, acknowledges, agrees and confirms that is has granted to Agent a perfected security interest in the Collateral in order to secure all of its present and future Guarantied Obligations (as defined in the Guaranty) and acknowledges and agrees that such security interest, and all Collateral heretofore pledged as security for the Obligations, continue to be and remain in full force and effect on and after the date hereof. Without limiting the generality of the foregoing, each of the undersigned hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents to which it is a party effective as of the date hereof.  All Obligations owing by each of the undersigned are unconditionally owing by such Person to Agent and the Lenders, without offset, defense, withholding, counterclaim or deduction of any kind, nature or description whatsoever.   Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, they each understand that neither Agent nor any Lender has any obligations to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty.  Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent.  Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent.  The validity of this Reaffirmation and Consent, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York.  This Reaffirmation and Consent is a Loan Document.

[signature page follows]

1

IN WITNESS WHEREOF, the undersigned have each caused this Reaffirmation and Consent to be executed as of the date of the Amendment.

HAWAIIAN HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

AIRLINE CONTRACT MAINTENANCE AND EQUIPMENT, INC., a Delaware corporation

By:
Name:
Title:

[SIGNATURE PAGE TO REAFFIRMATION AND CONSENT TO AMENDMENT NUMBER

THREE TO AMENDED AND RESTATED CREDIT AGREEMENT, WAIVER AND EXTENSION]